UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221

Fort Lauderdale, Florida 33316

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 745-5815

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	SBEV	NYSE American LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K which was filed with the Securities and Exchange Commission on October 1, 2025 by Splash Beverage Group, Inc. (the “Company”), solely for the purpose of correcting a scriveners error under Item 5.02(e) with respect to the reference to the securities exchange on which the Company’s common stock is listed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2025 Equity Incentive Plan

On September 25, 2025, the Board of Directors (the “Board”) of Splash Beverage Group, Inc., a Nevada corporation (the “Company”) approved and adopted the 2025 Equity Incentive Plan (the “Plan”). The Plan is effective subject to shareholder approval in accordance with the rules outlined in the New York Stock Exchange American Company Guide. The Plan will be effective upon stockholder approval, and will remain in effect until September 25, 2035, unless the Board terminates the Plan before expiration.

The principal features of the Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as Exhibit 10.1.

Background

The Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, restricted stock awards, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). Awards may be granted under the Plan to our employees, directors and independent contractors. The purpose of the Plan is to enhance the ability of the Company to attract and retain qualified employees, consultants, Officers and directors, by creating incentives and rewards for their contributions to the success of the Company and its subsidiaries.

Available Shares; Limits on Awards

The total number of shares of our common stock which may be issued under the Plan is no more than 15% of the outstanding shares of common stock outstanding on a fully diluted basis (the “Share Reserve”). The Share Reserve will automatically increase on January 1 of each year for a period of seven years beginning on January 1, 2026, and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year on a fully diluted basis. The Board may determine that prior to any Share Reserve increate date that the Share Reserve shall not increase or the Share Reserve will increase at a lesser number than what would otherwise occur on January 1 for that year.

Administration and Eligibility

The Company’s Compensation Committee will continue to administer the Plan until the Board otherwise directs. The Compensation Committee will have the authority to determine (i) eligible employees to whom awards may be granted; (ii) when stock rights may be granted; (iii) exercise prices of awards, which may not be less than the fair market value; (iv) determine whether each option granted will be an ISO or a non-qualified option; (v) when stock rights become exercisable, duration of exercise period, and vesting terms; (vi) restrictions on awards; and (vii) any interpretations of the Plan and any promulgations, rules, and regulations relating to the Plan.

Subject to applicable securities laws, the Compensation Committee may grant ISOs, non-qualified stock options, RSUs, restricted stock, and SARs to directors, officers, employees, and independent contractors under the Plan.

Types of Awards That May Be Granted

Subject to limits in the Plan, the Compensation Committee may grant (i) ISOs; (ii) non-qualified stock options; (iii) restricted stock; (iv) RSUs; and (v) SARs.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received (or the amount of cash) and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares of common stock, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Internal Revenue Code (the “Code”) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

Restricted Stock Units

The grant of a RSUs will not result in taxable income to the participant. When the RSU is settled and common stock delivered, the participant will recognize ordinary income equal to the fair market value of the shares provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Forfeiture

Unless otherwise provided for in an agreement, all vested or unvested awards under the Plan granted to employees or consultants shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy; (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (iii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iv) competing with the Company; (v) being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee; (vi) recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause; (vii) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or (viii) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

In addition to the foregoing, pursuant to Rule 10D-1 of the Exchange Act and the related rules promulgated by the New York Stock Exchange, the Company is required to recover from former and current executive officers reasonably, promptly, and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to Company’s material non-compliance with any financial reporting requirement under the securities laws.

Unless otherwise provided for in an agreement, all vested or unvested awards under the Plan granted directors of the Company shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (ii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iii) competing with the Company; (iv) recruitment of Company personnel after ceasing to be a director; or (v) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

Adjustments upon Changes in Capitalization

In the event of increases or decreases in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, or combination or reclassification of shares, the number of shares of common stock authorized for issuance under the Plan and the price per share of common stock covered by an outstanding stock option or stock appreciation right, shall be proportionately adjusted. Notwithstanding the foregoing, any adjustments with respect to ISOs shall be made only after the Board or Compensation Committee determines the tax implications of such adjustment.

Change of Control

In the event of a merger of Change of Control, outstanding awards under the Plan will be assumed, or an equivalent award will be substituted by the successor corporation. If a successor corporation refuses to assume or substitute the outstanding awards, the awards will fully vest and the participants will have the right to exercise their awards to the extent it would not otherwise be vested or exercisable. If an award becomes fully vested or exercisable in lieu of the assumption or substitution, the Board or Compensation Committee shall notify the participant that the award is fully vested and exercisable for a period of at least 15 days.

“Change of Control” under the Plan means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Amendment of the Plan and Awards Thereunder

The Board may amend the Plan at any time. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of any stock exchange or quotation system on which the shares of common stock are listed or quoted. The Board may amend the terms of awards under the Plan at any time, however, the Board may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2025, the Board approved and adopted amendments to the Company’s Bylaws (the “Amendments”).

The Bylaw Amendments are summarized as follows: (i) provide that the quorum requirement for shareholders’ meetings shall be one-third of the outstanding voting power; and (ii) provide that if a quorum is present, the affirmative vote of a majority of votes cast shall be an act of the shareholders unless a different voting standard is required by applicable law; (iii) provide for roles and duties of the Chief Executive Officer and President which are consistent with the Company’s current management structure and (iv) remove a special notice timing requirement for the mailing of notice relating to an increase in authorized shares. The Amendments became effective upon their adoption on September 25, 2025.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #	Exhibit Description
3.1	September 25, 2025, Amendment to Company Bylaws (incorporated herein by reference to Exhibit 3.1 filed with the SEC on October 1, 2025)
10.1	2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 filed with the SEC on October 1, 2025)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Robert Nistico
Robert Nistico, Chief Executive Officer